UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2020

Dana Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-1063	26-1531856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3939 Technology Drive, Maumee, Ohio 43537

(Address of principal executive offices) (Zip Code)

(419) 887-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $.01 par value	DAN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Bridge Facility

On April 16, 2020, Dana Incorporated, a Delaware corporation (“Dana”), entered into a 364-Day Bridge Facility and Guaranty Agreement, among Dana, as borrower, certain domestic subsidiaries of Dana party thereto (the “Bridge Facility Guarantors”), Citibank, N.A., as administrative agent and collateral agent (the “Bridge Facility Agent”), and a syndicate of other banks party thereto as joint lead arrangers, joint bookrunners and lenders (the “Bridge Facility”).

The Bridge Facility has a term of 364 days and matures in April 2022. Availability under the Bridge Facility will be in an aggregate amount of $500.0 million, drawable in up to three tranches. The Bridge Facility is guaranteed by the Bridge Facility Guarantors, which consist of all of Dana’s restricted wholly owned domestic subsidiaries, subject to certain exceptions, including exceptions for Dana Credit Corporation and its subsidiaries. The Bridge Facility is secured on a first-priority lien basis on substantially all of the assets of Dana and the Bridge Facility Guarantors, subject to certain exceptions. As of the date of this report, there are no amounts outstanding under the Bridge Facility.

The Bridge Facility bears interest at a floating rate based on, at Dana’s option, (A) a Eurodollar rate plus an applicable margin equal to 4.50% per annum or (B) a Base Rate plus an applicable margin equal to 3.50%, which applicable margin in each case increases 0.50% every 90 days after the closing date. In addition to paying interest on outstanding principal under the Bridge Facility, Dana is required to pay a commitment fee to the lenders in respect of the unutilized commitments at a rate of 0.50% per annum and a duration fee to the lenders every 90 days following the closing date equal to 0.50% of the total commitments. The lenders under the Bridge Facility will also be paid an upfront fee at closing and a funding fee upon the funding of each advance under the Bridge Facility.

The lenders have the ability, subject to certain cure rights of Dana, to accelerate loan payment dates and charge default interest rates for certain breaches by Dana and the Bridge Facility Guarantors of their covenants and other obligations under the Bridge Facility.

The Bridge Facility contains restrictive covenants that, among other things, limit the ability of Dana and the Bridge Facility Guarantors to: (i) incur additional debt, (ii) pay dividends and make other restricted payments, (iii) create or permit certain liens, (iv) use the proceeds from sales of assets and subsidiary stock, (v) enter into transactions with affiliates and (vi) consolidate or merge or sell all or substantially all of Dana’s assets. The Bridge Facility does not have any financial maintenance covenants, other than a first lien net leverage ratio not to exceed 2.50 to 1.00 for the fiscal quarter ending June 30, 2020, 3.00 to 1.00 for the fiscal quarter ending September 30, 2020 and 4.00 to 1.00 thereafter.

Security Agreement

On April 16, 2020, Dana entered into a Security Agreement among Dana, the Bridge Facility Guarantors (together with Dana, the “Pledgors”) and the Bridge Facility Agent, pursuant to which the Pledgors granted a security interest in certain collateral to the Bridge Facility Agent for the benefit of the secured partier under the Bridge Facility (the “Security Agreement”).

The collateral securing the Bridge Facility, pursuant to the Security Agreement, consists of substantially all assets of the Pledgors, subject to certain exceptions set forth in the Security Agreement.

Credit Agreement Amendment

On April 16, 2020, Dana entered into Amendment No. 4 to Credit and Guaranty Agreement and Amendment No. 2 to Security Agreement (the “Amendment”), among Dana, as a borrower, Dana International Luxembourg S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg (“DIL”), as a borrower, certain domestic subsidiaries of Dana party thereto (the “Guarantors”), the lenders party thereto and Citibank, N.A., as administrative agent and collateral agent (in such capacities, the “Agent”). The Amendment amends (i) the Credit and Guaranty Agreement, dated as of June 9, 2016 (as amended from time to time, the “Credit Agreement”), among Dana and DIL, as borrowers, the Guarantors from time to time party thereto, the lenders from time to time party thereto and the Agent and (ii) the Security Agreement, dated as of June 9, 2016, among Dana, Guarantors and the Agent.

The Amendment amends, among other things, the first lien net leverage ratio to increase the ratio quarterly to a maximum of 4.00 to 1.00 for the quarter ending December 31, 2020 and then, starting with the quarter ending December 31, 2021, decrease the ratio quarterly until it returns to its prior level at 2.00 to 1.00 for and after the quarter ending September 30, 2022, unless Dana in its sole discretion elects to return the first lien net leverage ratio to its prior level earlier than such date. The Amendment also amends certain restrictive covenants to provide additional limitations that are the same as under Bridge Facility until such time as the Bridge Facility is terminated and repaid in full and the first lien net leverage ratio covenant decreases to 3.00 to 1.00. Additionally, the Amendment provides that certain mandatory prepayments required under the Credit Facility for the incurrence of debt and asset sale proceeds will not be paid to the term loan lenders under the Credit Facility while the Bridge Facility is outstanding.

Intercreditor Agreement

On April 16, 2020, in connection with the Bridge Facility, Citibank, N.A., as administrative agent and collateral agent under the Bridge Facility and the Credit Agreement, entered into a Pari Passu Intercreditor Agreement (the “Intercreditor Agreement”) that, among other things, sets forth the relative rights of the secured parties under the Bridge Facility and Credit Agreement, and certain other matters relating to the administration and enforcement of security interests.

The description above is a summary of each of the Bridge Facility, the Security Agreement, the Amendment and the Intercreditor Agreement, and is qualified in its entirety by the complete text of each agreement, which will be filed as exhibits to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above, under Item 1.01, is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On April 16, 2020, Dana issued a news release announcing operating cost reductions and the entry into the Bridge Facility. A copy of the news release is attached to this report as Exhibit 99.1 and is incorporated by reference herein.

The information under Items 7.01 of this report (including Exhibit 99.1 hereto) is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed and furnished with this report.

Exhibit No.	Description

99.1	Dana Incorporated News Release dated April 16, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANA INCORPORATED

Date: April 16, 2020	By:	/s/ Douglas H. Liedberg
	Name:	Douglas H. Liedberg
	Title:	Senior Vice President, General Counsel and Secretary